Exhibit 99.1
Vail Resorts Contacts:
Investor Relations: Bo Heitz, (303) 404-1800, InvestorRelations@vailresorts.com
Media: Sara Olson, (303) 404-6497, solson1@vailresorts.com
Vail Resorts Reports Certain Ski Season Metrics for the Season-to-Date Period Ended January 6, 2019
BROOMFIELD, Colo. - January 11, 2019 - Vail Resorts, Inc. (NYSE: MTN) today reported certain ski season metrics for the comparative periods from the beginning of the ski season through January 6, 2019, and for the prior year period through January 7, 2018. The reported ski season metrics are for our North American mountain resorts, and the metrics exclude results from Perisher and our urban ski areas in both periods. The data mentioned in this release is interim period data and is subject to fiscal quarter end review and adjustments.

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Season-to-date total lift ticket revenue at the Company’s North American mountain resorts, including an allocated portion of season pass revenue for each applicable period, was up 12.2% compared to the prior year season-to-date period.

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Season-to-date ski school revenue was up 9.5% and dining revenue was up 14.8% compared to the prior year season-to-date period. Retail/rental revenue for North American resort store locations was up 12.0% compared to the prior year season-to-date period.

•	Season-to-date total skier visits for the Company’s North American mountain resorts were up 16.9% compared to the prior year season-to-date period.
Commenting on the ski season to date, Rob Katz, Chief Executive Officer said, “It is great to see the growth across our business this season as we deliver excellent guest service at our resorts. Improved conditions across our western U.S. resorts helped drive a strong rebound in visitation and spending, particularly during the key holiday weeks. However, despite the good conditions, our destination guest visitation was much lower than anticipated in the pre-holiday period, particularly December 1st through December 21st. We believe this was driven by destination guests’ concerns from two prior years of poor pre-holiday conditions at our U.S. resorts and we did not see the pickup in short-term bookings we had expected. Results over the holidays were in line with our expectations across our resorts except at Whistler Blackcomb and our Tahoe resorts which had results below our expectations primarily driven by increased weather variability at those resorts over the holidays and lower than expected destination and international visitation.”
Katz continued, “Primarily as a result of missing our expectations in the pre-holiday period, we now expect full year Resort Reported EBITDA guidance to be slightly below the low end of the guidance range we issued on September 28, 2018. Our guidance assumes normal conditions at our resorts, a stable economic environment and the currency rates in place when the guidance was originally issued.”

Basis of Presentation
The reported ski season metrics include growth for season pass revenue based on estimated fiscal 2019 North American season pass sales compared to fiscal 2018 North American season pass sales and the metrics are adjusted as if Steven Pass and Triple Peaks, LLC were owned in both periods and adjusted to eliminate the impact of foreign currency by applying current period exchange rates to the prior period for Whistler Blackcomb’s results.
About Vail Resorts, Inc. (NYSE: MTN)
Vail Resorts, Inc., through its subsidiaries, is the leading global mountain resort operator. The Company's subsidiaries operate 15 world-class mountain resorts and three urban ski areas, including Vail, Beaver Creek, Breckenridge, Keystone and Crested Butte in Colorado; Park City in Utah; Heavenly, Northstar and Kirkwood in the Lake Tahoe area of California and Nevada; Whistler Blackcomb in British Columbia, Canada; Stowe and Okemo in Vermont; Mount Sunapee in New Hampshire; Stevens Pass in Washington; Perisher in New South Wales, Australia; Wilmot Mountain in Wisconsin; Afton Alps in Minnesota and Mt. Brighton in Michigan. Vail Resorts owns and/or manages a collection of casually elegant hotels under the RockResorts brand, as well as the Grand Teton Lodge Company in Jackson Hole, Wyoming. Vail Resorts Development Company is the real estate planning and development subsidiary of Vail Resorts, Inc. Vail Resorts is a publicly held company traded on the New York Stock Exchange (NYSE: MTN). The Vail Resorts company website is www.vailresorts.com and consumer website is www.snow.com.
Forward-Looking Statements
Certain statements discussed in this press release, other than statements of historical information, are forward-looking statements within the meaning of the federal securities laws, including our expectations regarding our fiscal 2019 performance, including our expected Resort Reported EBITDA, which speak only as of the date hereof. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include but are not limited to prolonged weakness in general economic conditions, including adverse effects on the overall travel and leisure related industries; unfavorable weather conditions or the impact of natural disasters; risks related to our reliance on information technology, including our failure to maintain the integrity of our customer or employee data; risks related to cyber-attacks; willingness of our guests to travel due to terrorism, the uncertainty of military conflicts or outbreaks of contagious diseases, and the cost and availability of travel options and changing consumer preferences; the seasonality of our business combined with adverse events that occur during our peak operating periods; competition in our mountain and lodging businesses; high fixed cost structure of our business; our ability to fund resort capital expenditures; risks related to a disruption in our water supply that would impact our snowmaking capabilities and operations; our reliance on government permits or approvals for our use of public land or to make operational and capital improvements; risks related to federal, state, local and foreign government laws, rules and regulations; risks related to changes in security and privacy laws and regulations which could increase our operating costs and adversely affect our ability to market our products and services effectively; our ability to hire and retain a sufficient seasonal workforce; risks related to our workforce, including increased labor costs; loss of key personnel; adverse consequences of current or future legal claims; a deterioration in the quality or reputation of our brands, including our ability to protect our intellectual property and the risk of accidents at our mountain resorts; our ability to successfully integrate acquired businesses, or that acquired businesses may fail to perform in accordance with expectations, including Okemo, Crested Butte, Stevens Pass, Mt. Sunapee or future acquisitions; our ability to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, with respect to acquired businesses; risks associated with international operations; fluctuations in foreign currency exchange rates where the Company has foreign currency exposure, primarily the Canadian and Australian dollars; changes in accounting judgments and estimates, accounting principles, policies or guidelines or adverse determinations by taxing authorities; risks associated with uncertainty of the impact of recently enacted tax reform legislation in the United States; a materially adverse change in our financial condition; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2018, which was filed on September 28, 2018. All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.
All guidance and forward-looking statements in this press release are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by law.